Exhibit 10.3

Exclusive Call Option Agreement

This Exclusive Call Option Agreement (this “Agreement”) is entered into in Beijing, the People’s Republic of China (the “PRC”) on December 15, 2016 by and between the following Parties:

1. Shareholder 1: Weidong Du

2. Shareholder 2: Wei Tan

3. Shareholder 3: Guichun Liu

4. Shareholder 4: Wen Li

5. Shareholder 5: Hao Wang

(Weidong Du, Wei Tan, Guichun Liu, Wen Li and Hao Wang are hereinafter referred to individually as a “Company Shareholder” and collectively as the “Company Shareholders.”)

6. Jakroo (Beijing) Sports Consulting Co., Ltd. (the “WFOE”)

Registered address: Room 509, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC

7. Rider Sportsfashion Limited (the “Company”)

Registered address: Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing

(In this Agreement, the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties.”)

Whereas:

(1)	The Company Shareholders are the registered shareholders of the Company, legally holding all the equity interest in the Company. Appendix 1 sets forth the capital contribution amount made by each of the Company Shareholders and the shareholding percentage of each as reflected in the registered capital of the Company as of the date of this Agreement.

(2)	To the extent not in violation of PRC Law, the Company Shareholders intend to transfer all of their respective equity interest in the Company to the WFOE and/or any other entity or individual so designated by the WFOE, and the WFOE intends to accept such transfer.

(3)	To the extent not in violation of PRC Law, the Company intends to transfer its assets to the WFOE and/or any other entity or individual so designated by the WFOE, and the WFOE intends to accept such transfer.

(4)	For purposes of the foregoing equity interest and asset transfer, the Company Shareholders and the Company agree to grant to the WFOE the exclusive and irrevocable Equity Transfer Option (as defined below) and Asset Purchase Option (as defined below), respectively. Pursuant to such Equity Transfer Option and Asset Purchase Option, at the WFOE’s sole request, the Company Shareholders or the Company shall, to the extent permitted by the PRC Law, transfer the Shareholder Equity (as defined below) or the Company Assets (as defined below) to the WFOE and/or any other entity or individual so designated by the WFOE pursuant to the provisions of this Agreement.

(5)	The Company agrees that the Company Shareholders grant the Equity Transfer Option to the WFOE pursuant to the provisions of this Agreement.

(6)	The Company Shareholders agree that the Company grants the Asset Purchase Option to the WFOE pursuant to the provisions of this Agreement.

NOW, THEREFORE, the Parties, after amicable consultations, hereby agree as follows:

Article 1 Definitions

1.1	As used in this Agreement, the following terms shall be interpreted to have the following meanings, unless otherwise interpreted pursuant to the context:

“Asset Purchase Option” shall mean the option to purchase any Company Assets as granted to the WFOE by the Company pursuant to the terms and conditions of this Agreement.

“Business Permits” shall mean any approvals, permits, filings, or registrations which the Company is required to obtain in order to legally and validly operate all of its businesses, including without limitation, its business license and such other relevant permits and licenses as may be required by the then-effective PRC Law.

“Company Assets” shall mean all the tangible and intangible assets which the Company owns or has the right to dispose of during the term of this Agreement, including without limitation, any immoveable and moveable assets, intellectual property rights such as trademarks, copyrights, patents, know-how, domain names and software use rights, and any investment interests.

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“Company Registered Capital” shall mean the registered capital of the Company as of the signing date of this Agreement, (i.e. RMB 1,000,000), which shall include any expanded registered capital as a result of any capital increase in any form during the term of this Agreement.

“Equity Transfer Option” shall mean the option to purchase all of the Shareholder Equity held by each respective Company Shareholder as granted to the WFOE by the Company Shareholders pursuant to the terms and conditions of this Agreement.

“Exercise of Option” shall mean the exercise of the Equity Transfer Option or the Asset Purchase Option by the WFOE.

“Material Asset” shall mean any asset which has a book value of RMB100,000 or more or has a material effect on the business operations of any Party.

“Material Agreement” shall mean, in respect to the Company, any agreement to which the Company is a party and which has a material effect on the business or assets of the Company, including without limitation, the Exclusive Technical Consulting and Service Agreement entered into by the Company and the WFOE on December 15, 2016 and other important agreements regarding the business of the Company; in respect of a Subsidiary, any agreement to which such Subsidiary is a party and which has a material effect on the business or assets of such Subsidiary.

“PRC” shall mean the People’s Republic of China, which, for purposes of this Agreement only, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.

“PRC Law” shall mean the then-effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC.

“Shareholder Equity” shall mean, in respect of each of the Company Shareholders, all the equity interest held by him or her in the Company Registered Capital, respectively, in respect of all the Company Shareholders, the equity interest covering 100% of the Company Registered Capital.

“Transferred Assets” shall mean the Company Assets which the WFOE has the right to require the Company to transfer to it or its designated entity or individual in accordance with Article 3 hereof when the WFOE exercises its Asset Purchase Option, the quantity of which may be all or part of the Company Assets and the details of which shall be determined by the WFOE at its sole discretion in accordance with the then-effective PRC Law and based on its commercial consideration.

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“Transferred Equity” shall mean the equity interest in the Company which the WFOE has the right to request either of the Company Shareholders to transfer to it or its designated entity or individual in accordance with Article 3 hereof when the WFOE exercises its Equity Transfer Option, the quantity of which may be all or part of the Shareholder Equity and the specific amount of which shall be determined by the WFOE at its sole discretion in accordance with the then-effective PRC Law and based on its commercial consideration.

“Transfer Price” shall mean all the consideration that the WFOE or its designated entity or individual is required to pay to the Company Shareholders or the Company in order to obtain the Transferred Equity or the Transferred Assets upon each Exercise of Option as provided herein.

1.2	The references to any PRC Law herein shall be deemed to:

(1)	simultaneously include any and all references to the amendments, changes, supplements and restatements of such PRC Law, irrespective of whether they take effect before or after the execution of this Agreement; and

(2)	simultaneously include the references to other decisions, notices and regulations enacted in accordance therewith or effective as a result thereof.

1.3	Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the corresponding part of this Agreement.

Article 2 Grant of Equity Transfer Option and Asset Purchase Option

2.1	The Company Shareholders hereby severally and jointly agree to grant the WFOE an irrevocable, unconditional and exclusive Equity Transfer Option. Pursuant to such Equity Transfer Option, the WFOE is entitled, to the extent permitted under PRC Law, to request the Company Shareholders transfer the Shareholder Equity to the WFOE, or the WFOE’s designated entity or individual, according to the terms and conditions hereunder. The WFOE also agrees to accept such Equity Transfer Option.

2.2	The Company hereby agrees that the Company Shareholders grant such Equity Transfer Option to the WFOE according to Article 2.1 above and other provisions of this Agreement.

2.3	The Company hereby agrees to grant the WFOE an irrevocable, unconditional and exclusive Asset Purchase Option. Pursuant to such Asset Purchase Option, the WFOE is entitled, to the extent permitted under PRC Law, to request the Company to transfer all or part of the Company Assets to the WFOE, or the WFOE’s designated entity or individual, according to the terms and conditions hereunder. The WFOE also agrees to accept such Asset Purchase Option.

2.4	The Company Shareholders hereby severally and jointly agree that the Company grants such Asset Purchase Option to the WFOE according to Article 2.3 above and other provisions of this Agreement.

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Article 3 Method of Exercise of Option

3.1.	Subject to the terms and conditions of this Agreement, the WFOE shall have the absolute sole discretion to determine the specific time, method and times of its Exercise of Option to the extent permitted under PRC Law.

3.2.	Subject to the terms and conditions of this Agreement and to the extent not in violation of the then-effective PRC Law, the WFOE shall have the right, at any time, to request to acquire the Transferred Equity from the Company Shareholders by itself or through any other entity or individual so designated by the WFOE.

3.3.	Subject to the terms and conditions of this Agreement and to the extent not in violation of the then-effective PRC Law, the WFOE shall have the right, at any time, to request to acquire the Transferred Assets from the Company by itself or through any other entity or individual so designated by the WFOE.

3.4.	With regard to the Equity Transfer Option, at each Exercise of Option, the WFOE shall have the right to arbitrarily determine the amount of the Transferred Equity to be transferred by the Company Shareholders to the WFOE and/or any other entity or individual designated by it. The Company Shareholders shall respectively transfer the Transferred Equity to the WFOE and/or any other entity or individual designated by it in the amount requested by the WFOE. The WFOE and/or any other entity or individual designated by it shall pay the Transfer Price with respect to the Transferred Equity acquired at each Exercise of Option to the Company Shareholder transferring such Transferred Equity.

3.5.	With regard to the Asset Purchase Option, at each Exercise of Option, the WFOE shall have the right to determine the specific Company Assets to be transferred by the Company to the WFOE and/or any other entity or individual designated by it. The Company shall transfer the Transferred Assets to the WFOE and/or any other entity or individual designated by it in accordance with the WFOE’s requirement. The WFOE and/or any other entity or individual designated by it shall pay the Transfer Price to the Company with respect to the Transferred Assets acquired at each Exercise of Option.

3.6.	At each Exercise of Option, the WFOE may acquire the Transferred Equity or Transferred Assets by itself or designate any third party to acquire all or part of the Transferred Equity or Transferred Assets.

3.7.	Having decided each Exercise of Option, the WFOE shall issue to the Company Shareholders or the Company a notice for exercising the Equity Transfer Option or a notice for exercising the Asset Purchase Option (the “Exercise Notice,” the form of which is set out in Appendix 2, Appendix 3, Appendix 4, Appendix 5 and Appendix 6 hereto). The Company Shareholders or the Company shall, upon receipt of the Exercise Notice, forthwith transfer all the Transferred Equity or Transferred Assets in accordance with the Exercise Notice to the WFOE and/or any other entity or individual designated by the WFOE in such method as described in Article 3.4 or Article 3.5 hereof.

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Article 4 Transfer Price

4.1.	With regard to the Equity Transfer Option, the total Transfer Price to be paid by the WFOE or any other entity or individual designated by the WFOE to each Company Shareholder at each Exercise of Option by the WFOE shall be the capital contribution mirrored by the corresponding Transferred Equity in the Company Registered Capital. But if the lowest price permitted by the then-effective PRC Law is higher than the above capital contribution, the Transfer Price shall be the lowest price permitted by the PRC Law.

4.2.	With regard to the Asset Purchase Option, the Transfer Price to be paid by the WFOE or any other entity or individual designated by the WFOE to the Company at each Exercise of Option by the WFOE shall be the net book value of the relevant Transferred Assets. But if the lowest price permitted by the then-effective PRC Law is higher than the net book value of the Transferred Assets, the Transfer Price shall be the lowest price permitted under PRC Law.

Article 5 Representations and Warranties

5.1	The Company Shareholders hereby severally and jointly represent and warrant that:

5.1.1.	Each of the Company Shareholders is a Chinese citizen. Each of them has the full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a party to a lawsuit.

5.1.2	Each of them has the full power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereby and to be executed by them. Each of them has the full power and authority to consummate the transaction contemplated hereby.

5.1.3	This Agreement is legally and duly executed and delivered by the Company Shareholders. This Agreement shall constitute their legal and binding obligations and shall be enforceable against them in accordance with the terms of this Agreement.

5.1.4	The Company Shareholders are the legitimate owners of the Shareholder Equity as of the effective date of this Agreement, and except for the rights created under the Equity Pledge Agreement executed by the Company, the WFOE and the Company Shareholders on the date hereof, the Shareholder Equity is free from and clear of any lien, pledge, claim and other encumbrances and third party rights. Pursuant to this Agreement, the WFOE and/or any other entity or individual designated by it may, after the Exercise of Option, acquire good and legal title to the Transferred Equity, free from and clear of any lien, pledge, claim and other encumbrances or third party rights.

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5.1.5	To the knowledge of the Company Shareholders, the Company Assets are free from and clear of any lien, mortgage, claim and other encumbrances and third party rights. Pursuant to this Agreement, the WFOE and/or any other entity or individual designated by it may, after the Exercise of Option, acquire good title to the Company Assets, free and clear of any lien, mortgage, claim and other encumbrances or third party rights.

5.1.6	The execution, delivery and performance by the Company Shareholders of this Agreement and the consummation by the Company Shareholders of the transaction contemplated hereby do not violate any PRC Law or any agreement, contract or other arrangement with any third party by which the Company Shareholders are bound.

5.2	The Company hereby represents and warrants that:

5.2.1	The Company is a limited liability company duly registered and legitimately existing under PRC Law with an independent legal personality. It has the full and independent legal status and may act independently as a party to a lawsuit.

5.2.2	The Company has the full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereby and to be executed by it. It has the full power and authority to consummate the transaction contemplated hereby.

5.2.3	This Agreement is legally and duly executed and delivered by the Company and constitutes a legal and binding obligation against it.

5.2.4	The Company Assets are free from and clear of any lien, mortgage, claim or other encumbrance or third party right. Pursuant to this Agreement, the WFOE and/or any other entity or individual designated by it will, after the Exercise of Option, acquire good title to the Company Assets, free from and clear of any lien, mortgage, claim and other encumbrances or third party rights.

5.2.5	The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transaction contemplated hereby does not violate any PRC Law or any agreement, contract or other arrangement with any third party by which it is bound.

5.3	The WFOE hereby represents and warrants that:

5.3.1.	The WFOE is a wholly foreign-owned enterprise duly registered and legally existing under PRC Law. The WFOE has the full and independent legal status and may act independently as a party to lawsuit.

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5.3.2.	The WFOE has the full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereby and to be executed by it. It has the full power and authority to consummate the transaction contemplated hereby.

5.3.3.	This Agreement is legally and duly executed and delivered by the WFOE. This Agreement shall constitute a legal and binding obligation against it.

Article 6 Undertakings by the Company Shareholders

Each of the Company Shareholders hereby severally undertakes that:

6.1	Within the valid term of this Agreement, without the WFOE’s prior written consent, any Company Shareholder:

6.1.1.	shall not transfer or otherwise dispose of any Shareholder Equity or create any encumbrance or other third party rights on any Shareholder Equity;

6.1.2.	shall not increase or decrease the Company Registered Capital or cause or permit the Company to be divided or merged with any other entity;

6.1.3.	shall not dispose of or cause the management of the Company to dispose of any Material Asset (other than in the ordinary course of business), or create any encumbrance or other third party rights on any Material Asset;

6.1.4.	shall not terminate or cause the management of the Company to terminate any Material Agreement entered into by the Company, or enter into any other agreement in conflict with the existing Material Agreements;

6.1.5.	shall not appoint or dismiss and replace any director or supervisor of the Company or any other management personnel of the Company who shall be appointed or dismissed by the Company Shareholders;

6.1.6.	shall not cause the Company to declare the distribution of or release any distributable profit, dividend, share profit or share interest;

6.1.7.	shall ensure that the Company maintains its valid legal existence and that such status is not terminated, liquidated or dissolved;

6.1.8.	shall not amend the articles of association of the Company;

6.1.9.	shall ensure that the Company will not lend or borrow any money, or provide any guarantee or engage in security activities in any other form, or bear any substantial obligations other than in the ordinary course of business; and

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6.1.10.	shall not cause the Company or the management of the Company to approve any of the following acts of any of the Company’s subsidiaries or affiliates (collectively, the “Subsidiaries”), including:

(a)	increase or decrease any Subsidiary’s registered capital or cause or permit any Subsidiary to be divided or merged with any other entity;

(b)	dispose of or cause the management of the Subsidiaries to dispose of any Material Asset of any Subsidiary (other than in the ordinary course of business), or create any encumbrance or other third party rights on such assets;

(c)	terminate or cause the management of the Subsidiaries to terminate any Material Agreement entered into by any Subsidiary, or enter into any other agreement in conflict with the existing Material Agreements;

(d)	appoint or dismiss and replace any director or supervisor of any Subsidiary or any other management personnel of such Subsidiary who shall be appointed or dismissed by the Company;

(e)	terminate, liquidate or dissolve any Subsidiary or act in any way that damages or is likely to damage the valid existence of any Subsidiary;

(f)	amend the articles of association of any Subsidiary; or

(g)	lend or borrow any money, provide any guarantee, engage in security activities in any other form, or bear any substantial obligations other than in the ordinary course of business.

6.2	During the term of this Agreement, the Company Shareholders shall endeavor to the best of their ability to develop the business of the Company and ensure that the Company’s operations are legal and in compliance with the regulations, and they will not engage in any act or omission which may damage the Company’s (or its Subsidiaries’) assets and/or goodwill or affect the validity of the Business Permits of the Company.

6.3	During the term of this Agreement, the Company Shareholders shall notify the WFOE of any circumstances that may have a material adverse effect on the existence, business operations, financial conditions, assets or goodwill of the Company (including the Subsidiaries’) and take all the measures approved by the WFOE to remove such adverse circumstances or take effective remedial measures with respect thereto in a timely manner.

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6.4	Once the WFOE gives the Exercise Notice:

6.4.1.	the Company Shareholders shall promptly convene a meeting of the shareholders, pass shareholders’ resolutions and take all other necessary actions to approve any Company Shareholder and the Company to transfer all the Transferred Equity or the Transferred Assets at the Transfer Price to the WFOE, and/or any other entity or individual designated by the WFOE, and waive any preemptive right to purchase such interests enjoyed by the Company Shareholders (if any);

6.4.2.	the Company Shareholders shall promptly enter into an equity transfer agreement with the WFOE and/or any other entity or individual designated by the WFOE to transfer all the Transferred Equity at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE and provide necessary support to the WFOE (including the provision and execution of all relevant legal documents, performance of all government approval and registration procedures and assumption of all relevant obligations) in accordance with the WFOE’s requirements and the PRC Law so that the WFOE and/or any other entity or individual designated by the WFOE may acquire all the Transferred Equity, free from and clear of any legal defect or any encumbrance, third party restriction or any other restrictions on the Transferred Equity.

6.5	If the total Transfer Price obtained by any Company Shareholder with respect to the Transferred Equity held by the shareholder is higher than the capital contribution corresponding with such Transferred Equity in the Company Registered Capital, or the Company Shareholder receives any form of profit distribution, share profit, share interest or dividend from the Company, then such Company Shareholder agrees, so long as it does not violate any PRC Laws, to waive the premium earnings and any profit distribution, share profit, share interest or dividend (after the deduction of relevant taxes) and the WFOE shall be entitled to such profit distribution, share profit, interest or dividend. Otherwise, such Company Shareholder shall compensate the WFOE and/or any other entity or individual designated by the WFOE for any loss incurred as a result thereof.

Article 7 Undertakings by the Company

7.1	The Company hereby undertakes that:

7.1.1.	If any consent, permit, waiver or authorization by any third party, or any approval, permit or exemption by any government authority, or any registration or filing formalities (if required by law) with any government authority needs to be obtained or handled with respect to the execution and performance of this Agreement and grant of the Equity Transfer Option or Asset Purchase Option hereunder, the Company shall endeavor to assist in satisfying the above conditions.

7.1.2.	Without the WFOE’s prior written consent, the Company shall not assist or permit the Company Shareholders to transfer or otherwise dispose of any Shareholder Equity or create any encumbrance or other third party rights on any Shareholder Equity.

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7.1.3.	Without the WFOE’s prior written consent, the Company shall not transfer or otherwise dispose of any Material Asset (other than in the ordinary course of business) or create any encumbrance or other third party rights on any Company Assets.

7.1.4.	The Company shall not itself nor permit others to act in such a way as to adversely affect the interests of the WFOE under this Agreement, including without limitation, any behavior or action that is subject to Article 6.1.

7.2	Within the valid term of this Agreement, once the WFOE gives its Exercise Notice:

7.2.1	the Company shall promptly cause the Company Shareholders to convene a meeting of the shareholders, pass shareholders resolutions and take all other necessary actions to approve the Company’s transfer of all of the Transferred Assets at the Transfer Price to the WFOE and/or any other entity or individual so designated by the WFOE;

7.2.2	the Company shall promptly enter into an asset transfer agreement with the WFOE and/or any other entity or individual designated by the WFOE to transfer all of the Transferred Assets at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE, and cause the Company Shareholders to provide necessary support to the WFOE (including provision and execution of all relevant legal documents, performing all government approval and registration procedures and assuming all relevant obligations) in accordance with the WFOE’s requirements and the PRC Law so that the WFOE and/or any other entity or individual designated by the WFOE may acquire all the Transferred Assets, free from and clear of any legal defect or any encumbrance, third party restriction or any other restrictions on the Transferred Assets.

Article 8 Confidentiality Obligations

8.1	Regardless of whether this Agreement is terminated or not, each Party shall keep strictly confidential all business secrets, proprietary information, customer information and all other information of a confidential nature concerning the other Parties known by it during the execution and performance of this Agreement (collectively, the “Confidential Information”). Unless a prior written consent is obtained from the Party disclosing the Confidential Information (the “Disclosing Party”) or unless it is required to be disclosed to third parties in accordance with relevant laws, rules and regulations (including those of the United States Securities and Exchange Commission) or the requirements of the place where any affiliate is listed on a stock exchange, the Party receiving the Confidential Information (the “Receiving Party”) shall not disclose to any third party any Confidential Information. The Receiving Party shall not use any Confidential Information other than for the purpose of performing this Agreement.

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8.2	The following information shall not be deemed part of the Confidential Information:

(a)	any information that has been lawfully acquired by the receiving Party prior to entering into the Agreement as evidenced by other written documents;

(b)	any information entering the public domain not attributable to the fault of the Party receiving the information; or

(c)	any information lawfully acquired by the Party receiving the information through other sources after its receipt of such information.

8.3	For purposes of performing this Agreement, the Receiving Party may disclose the Confidential Information to its relevant employees, agents or professionals retained by it. However, the Receiving Party shall ensure that the aforesaid persons shall comply with all relevant terms and conditions of this Article 8. In addition, the Receiving Party shall be responsible for any liability incurred as a result of such persons’ breach of the relevant terms and conditions of this Article 8.

8.4	Notwithstanding any other provision contained herein, the effect of this Article 8 shall not be affected by the termination of this Agreement.

Article 9 Term of Agreement

This Agreement shall become effective immediately upon the signing of this Agreement by all parties. This Agreement shall terminate after all the Shareholder Equity and the Company Assets are lawfully transferred to the WFOE and/or any other entity or individual designated by the WFOE pursuant to the provisions of this Agreement.

Article 10 Notices

10.1	Any notice, request, demand and other correspondence required pursuant to this Agreement or made in accordance with this Agreement shall be delivered in writing to the relevant Party.

10.2	If any such notice or other correspondence is transmitted by facsimile or telex, it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if posted by mail, it shall be treated as delivered five (5) days after posting.

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Article 11 Defaulting Liability

11.1	The Parties agree and confirm that, if any of the Parties (the “Defaulting Party”) substantially violates any agreement herein or substantially fails to perform or delays performance of any of the obligations hereunder, such violation, failure or delay shall constitute a default under this Agreement (a “Default”). The non-defaulting Party shall have the right, within a reasonable period, to request the Defaulting Party to rectify or take remedial actions. If the Defaulting Party fails to rectify such Default or take remedial actions within such reasonable period or within ten (10) days after the non-defaulting Party notifies the Defaulting Party in writing requiring the Default to be rectified, then the non-default Party will be entitled to decide at its own discretion as follows:

11.1.1.	if any Company Shareholder or the Company is the Defaulting Party, the WFOE shall be entitled to terminate this Agreement and require the Defaulting Party to indemnify the non-defaulting parties for any and all damages;

11.1.2.	if the WFOE is the Defaulting Party, the non-defaulting Party shall be entitled to indemnification from the Defaulting Party, but unless otherwise provided for by the PRC Law, the non-defaulting Party has no right to terminate or cancel this Agreement under any circumstances.

11.2	Notwithstanding any other provision herein, the effect of this Article 11 shall not be affected by the termination of this Agreement.

Article 12 Miscellaneous

12.1	This Agreement is written in English and translated into Chinese. In the event of any discrepancy between the two versions, the English version shall prevail. This Agreement is made with seven (7) original copies, with one (1) original to be retained by each Party hereto.

12.2	The execution, effectiveness, performance, revision, interpretation and termination of this Agreement shall be governed by PRC Law.

12.3	Any dispute arising out of or in connection with this Agreement shall be resolved through consultations among the Parties. In case the Parties fail to reach agreement within thirty (30) days after a dispute arises, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with such Commission’s arbitration rules in effect at the time of applying for arbitration. The arbitration shall be conducted in Chinese. The arbitration judgment shall be final and binding on the Parties.

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12.4	Each provision contained herein shall be severable and independent from each of the other provisions. If any one or more provision herein is deemed invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.5	This Agreement, when signed, shall supersede any prior legal documents executed by and among the Parties with respect to the subject matter hereof. Any amendment or supplement hereto shall be made in writing and shall become effective only upon due execution by the Parties hereto.

12.6	Without the WFOE’s prior written consent, each Company Shareholder or the Company itself shall not transfer any of its rights and/or obligations hereunder to any third party. The Company Shareholders and the Company hereby agree that the WFOE shall be entitled to transfer any of its rights and/or obligations hereunder to any third party upon written notice thereof to the Company Shareholders and the Company.

12.7	This Agreement shall be binding on the legal successors or assigns of the Parties.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

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[Signature Page of Exclusive Call Option Agreement]

IN WITNESS WHEREOF, the following Parties have executed this Exclusive Call Option Agreement to be executed on the date and at the place first above written.

Shareholder 1: Weidong Du (Signature):	/s/ Weidong Du

Shareholder 2: Wei Tan (Signature):	/s/ Wei Tan

Shareholder 3: Guichun Liu (Signature):	/s/ Guichun Liu

Shareholder 4:Wen Li (Signature):	/s/ Wen Li

Shareholder 5: Hao Wang (Signature):	/s/ Hao Wang

Jakroo (Beijing) Sports Consulting Co., Ltd. (Seal)

Authorized Representative (Signature):	By:	/s/ Wen Li
	Name:	Wen Li

Rider Sportsfashion Limited (Seal)

AuthorizedRepresentative(Signature):	By:	/s/ Weidong Du
	Name:	Weidong Du

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Appendix 1:

Company’s General Information

Company name:	Rider Sportsfashion Limited

Registered address:	Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, P.R. China

Registered capital: Legal Representative	RMB 1,000,000 Weidong Du

Shareholding structure:

Shareholder’s name	Contribution in registered capital	Percentage of contribution	Method of contribution
Weidong Du	RMB 500,000	50%	Currency
Wei Tan	RMB 390,000	39%	Currency
Guichun Liu	RMB 50,000	5%	Currency
Wen Li	RMB 30,000	3%	Currency
Hao Wang	RMB 30,000	3%	Currency

Total	RMB 1,000,000	100%	Currency

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Appendix 2:

Form of Exercise Notice

To: Weidong Du

WHEREAS, we, Rider Sportsfashion Limited (the “Company”), Wei Tan, Guichun Liu, Wen Li, Hao Wang and you entered into an Exclusive Call Option Agreement (the “Option Agreement”) on December 15, 2016 and reached an agreement that you shall transfer the equity interest you hold in the Company to us or any third party designated by us at our request to the extent permitted under PRC laws, rules and regulations.

Therefore, we hereby give this notice to you as follows:

We hereby exercise the Equity Transfer Option under the Option Agreement and we/[name of company/individual so designated by us] will acquire the [●]% of the equity interest you hold in the Company (the “Proposed Acquired Equity”). Upon your receipt of this notice, you shall immediately transfer all the Proposed Acquired Equity to us/[name of designated company/individual] pursuant to the provisions of the Option Agreement.

Regards,

Jakroo (Beijing) Sports Consulting Co., Ltd.
(Seal)
Authorized representative:
Date:

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Appendix 3:

Form of Exercise Notice

To: Wei Tan

WHEREAS, we, Rider Sportsfashion Limited (the “Company”), Weidong Du, Guichun Liu, Wen Li, Hao Wang and you entered into an Exclusive Call Option Agreement (the “Option Agreement”) on December 15, 2016 and reached an agreement that you shall transfer the equity interest you hold in the Company to us or any third party designated by us at our request to the extent permitted under PRC laws, rules and regulations.

Therefore, we hereby give this notice to you as follows:

We hereby exercise the Equity Transfer Option under the Option Agreement and we/[name of company/individual so designated by us] will acquire the [●]% of the equity interest you hold in the Company (the “Proposed Acquired Equity”). Upon your receipt of this notice, you shall immediately transfer all the Proposed Acquired Equity to us/[name of designated company/individual] pursuant to the provisions of the Option Agreement.

Regards,

Jakroo (Beijing) Sports Consulting Co., Ltd.
(Seal)
Authorized representative:
Date:

18 / 21

Appendix 4:

Form of Exercise Notice

To: Guichun Liu

WHEREAS, we, Rider Sportsfashion Limited (the “Company”), Weidong Du, Wei Tan, Wen Li, Hao Wang and you entered into an Exclusive Call Option Agreement (the “Option Agreement”) on December 15, 2016 and reached an agreement that you shall transfer the equity interest you hold in the Company to us or any third party designated by us at our request to the extent permitted under PRC laws, rules and regulations.

Therefore, we hereby give this notice to you as follows:

We hereby exercise the Equity Transfer Option under the Option Agreement and we/[name of company/individual so designated by us] will acquire the [●]% of the equity interest you hold in the Company (the “Proposed Acquired Equity”). Upon your receipt of this notice, you shall immediately transfer all the Proposed Acquired Equity to us/[name of designated company/individual] pursuant to the provisions of the Option Agreement.

Regards,

Jakroo (Beijing) Sports Consulting Co., Ltd.
(Seal)
Authorized representative:
Date:

19 / 21

Appendix 5:

Form of Exercise Notice

To: Wen Li

WHEREAS, we, Rider Sportsfashion Limited (the “Company”), Weidong Du, Wei Tan, Guichun Liu, Hao Wang and you entered into an Exclusive Call Option Agreement (the “Option Agreement”) on December 15, 2016 and reached an agreement that you shall transfer the equity interest you hold in the Company to us or any third party designated by us at our request to the extent permitted under PRC laws, rules and regulations.

Therefore, we hereby give this notice to you as follows:

We hereby exercise the Equity Transfer Option under the Option Agreement and we/[name of company/individual so designated by us] will acquire the [●]% of the equity interest you hold in the Company (the “Proposed Acquired Equity”). Upon your receipt of this notice, you shall immediately transfer all the Proposed Acquired Equity to us/[name of designated company/individual] pursuant to the provisions of the Option Agreement.

Regards,

Jakroo (Beijing) Sports Consulting Co., Ltd.
(Seal)
Authorized representative:
Date:

20 / 21

Appendix 6:

Form of Exercise Notice

To: Hao Wang

WHEREAS, we, Rider Sportsfashion Limited (the “Company”), Weidong Du, Wei Tan, Guichun Liu, Wen Li and you entered into an Exclusive Call Option Agreement (the “Option Agreement”) on December 15,2016 and reached an agreement that you shall transfer the equity interest you hold in the Company to us or any third party designated by us at our request to the extent permitted under PRC laws, rules and regulations.

Therefore, we hereby give this notice to you as follows:

We hereby exercise the Equity Transfer Option under the Option Agreement and we/[name of company/individual so designated by us] will acquire the [●]% of the equity interest you hold in the Company (the “Proposed Acquired Equity”). Upon your receipt of this notice, you shall immediately transfer all the Proposed Acquired Equity to us/[name of designated company/individual] pursuant to the provisions of the Option Agreement.

Regards,

Jakroo (Beijing) Sports Consulting Co., Ltd.
(Seal)
Authorized representative:
Date:

21 / 21